UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Fate Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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12278 Scripps Summit Drive

San Diego, CA 92131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2024

Dear Stockholder,

You are invited to attend the 2024 Annual Meeting of Stockholders of Fate Therapeutics, Inc. (the “Company” or “our,” and the meeting, the “Annual Meeting”). The Annual Meeting will be held on Friday, June 7, 2024, at 9:00 a.m. Pacific Time, at the offices of Fate Therapeutics, Inc., 12278 Scripps Summit Drive, San Diego, California, 92131.

The Annual Meeting will be held for the following purposes:

1.

To elect three Class II directors, as nominated by the Company’s Board of Directors (the “Board of Directors”), to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;

3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

4.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to include an officer exculpation provision that limits the liability of certain of our officers as permitted under current Delaware law;

5.	To approve the amendment and restatement of the Company’s 2022 Stock Option and Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder;

6.	To approve the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve any of the above proposals; and

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Proposal 1 relates solely to the election of three Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Tuesday, April 9, 2024, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. You may also request a paper proxy card at any time before May 24, 2024 to submit your vote by mail. If you attend the Annual Meeting and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

Fate Therapeutics, Inc.

/s/ J. Scott Wolchko

J. Scott Wolchko

President and Chief Executive Officer

San Diego, California

April 26, 2024

Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone, as instructed in the Important Notice Regarding the Availability of Proxy Materials that you received in the mail. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

PROXY STATEMENT	1
PROPOSAL 1—ELECTION OF DIRECTORS	6
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
PROPOSAL 3—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	25
PROPOSAL 4—APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE AN OFFICER EXCULPATION PROVISION	27
PROPOSAL 5—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2022 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER	29
PROPOSAL 6—APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO APPROVE ANY OF THE ABOVE PROPOSALS	39
EXECUTIVE OFFICERS	40
EXECUTIVE COMPENSATION	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55
AUDIT COMMITTEE REPORT	58
HOUSEHOLDING OF PROXY MATERIALS	59
OTHER MATTERS	60
ANNEX A—SECOND CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FATE THERAPEUTICS, INC.	A-1
ANNEX B—FATE THERAPEUTICS, INC. AMENDED AND RESTATED 2022 STOCK OPTION AND INCENTIVE PLAN	B-1

FATE THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 7, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Fate Therapeutics, Inc. (the “Company”), a Delaware corporation, to be held at 9:00 a.m. Pacific Time on Friday, June 7, 2024, at the offices of Fate Therapeutics, Inc., 12278 Scripps Summit Drive, San Diego, California, 92131, and at any adjournments or postponements thereof for the following purposes:

•

To elect three Class II directors, as nominated by the Company’s Board of Directors (“Board of Directors” or “Board”), to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;

•	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

•

To approve a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to include an officer exculpation provision that limits the liability of certain of our officers as permitted under current Delaware law;

•	To approve a proposal to amend and restate the Company’s 2022 Stock Option and Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock reserved for issuance thereunder;

•	To approve the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve any of the above proposals; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

On or about April 26, 2024, we intend to mail to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report on Form 10-K (“Annual Report”).

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission, email or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice, to be mailed on or about April 26, 2024.

On the date of mailing the Notice, stockholders will be able to access all of the proxy materials on the website at www.proxydocs.com/FATE. The proxy materials will be available free of charge. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Annual Report) over the internet or through other methods specified on the website. The website contains instructions as to how to vote by internet or over the telephone. The Notice also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock as of the close of business on April 9, 2024 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 9, 2024, there were 113,816,708 shares of our common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of our common stock issued, outstanding and entitled to vote on any matter (present at the Annual Meeting or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. Proposals 1, 3, 4, 5 and 6 are considered to be “non-routine” such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be “routine” and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the three director nominees receiving the highest number of affirmative votes properly cast, submitted in person or by proxy, will be elected as directors. You may vote “FOR” one or more nominees or “WITHHOLD” from one or more nominees by specifying your vote for each nominee on your proxy card. This proposal is not considered to be a “routine” item under the rules of the

New York Stock Exchange, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors. Our charter and our bylaws do not provide for cumulative voting in the election of directors.

Proposal Two—Approval of the Ratification of Ernst & Young LLP as the Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. This proposal is considered to be a “routine” item under the rules of the New York Stock Exchange, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will have no effect on the proposal.

Proposal Three—Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers. Approval of this non-binding advisory proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter and therefore an abstention will have no effect on the proposal. This proposal is not considered to be a “routine” item under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Four—Approval of Amendment to Our Amended and Restated Certificate of Incorporation to Include an Officer Exculpation Provision. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions are considered shares present and entitled to vote on this proposal and therefor an abstention will have the same effect as a vote “AGAINST” this proposal. This proposal is not considered to be a “routine” item under the New York Stock Exchange, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes have the same effect as a vote “AGAINST” this proposal.

Proposal Five—Approval of Amendment and Restatement of Our 2022 Stock Option and Incentive Plan to Increase the Number of Shares of Common Stock Reserved for Issuance Thereunder. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter and therefore an abstention will have no effect on the proposal. This proposal is not considered to be a “routine” item under the rules of the New York Stock Exchange, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Six—Approval of the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve any of the above proposals. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter and therefore an abstention will have no effect on the proposal. This proposal is not considered to be a “routine” item under the rules of the New York Stock Exchange, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company’s three (3) nominees as Class II directors; (ii) the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024; (iii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; (iv) the approval of an amendment to Fate Therapeutics, Inc. Amended and Restated Certificate of Incorporation to include an officer exculpation provision that limits the liability of certain of our officers as permitted under current Delaware law; (v) the approval of an amendment and restatement of the Fate Therapeutics, Inc. 2022 Stock Option and Incentive Plan to increase the number of shares reserved for issuance under the 2022 Plan by 8,000,000 shares; and (vi) as the proxy holder deems advisable, in his or her discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Pacific Time on Thursday, June 6, 2024. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date than such proxy prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Cindy R. Tahl, Secretary, c/o Fate Therapeutics, Inc., at the address of our principal executive offices at 12278 Scripps Summit Drive, San Diego, CA 92131. Our telephone number is (858) 875-1800. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2025 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 27, 2024 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2025 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 12, 2025.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 7, 2025 and no later than March 9, 2025. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2025. Stockholder proposals and the required notice submitted by mail should be addressed to our Secretary at our principal executive offices at the address set forth above.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class II expires. Each of our current Class II directors except for Dr. Robert Hershberg will stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of ten members. If each of the Class II director nominees is elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I—Drs. Robert S. Epstein, John D. Mendlein and Karin Jooss; Class II—Drs. William H. Rastetter and Yuan Xu, and Mr. Michael Lee; and Class III—Dr. Shefali Agarwal, and Messrs. J. Scott Wolchko and Timothy P. Coughlin.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the 2027 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.

Robert Hershberg, M.D., Ph.D. will not stand for re-election as a director at the Annual Meeting, and, accordingly, the size of the Board of Directors will be reduced from ten directors to nine directors effective immediately following the Annual Meeting. This decision was made in consultation with Dr. Hershberg and was not due to any performance issues or any disagreement relating to our operations, policies, or practices. We would like to thank Dr. Hershberg for his years of service on our Board of Directors. With Dr. Hershberg’s departure, and the Board of Directors’ corresponding reduction in the number of directors serving at that time, the Board of Directors intends to continue its ongoing review of its composition.

The biographies of our directors and their ages as of April 1, 2024 are set forth below.

Name	Age	Position
J. Scott Wolchko	53	President, Chief Executive Officer and Director
William H. Rastetter, Ph.D.(1)	75	Chairman of the Board of Directors
John D. Mendlein, Ph.D., J.D.	64	Vice Chairman of the Board of Directors
Timothy P. Coughlin(1)(2)	57	Director
Robert S. Epstein, M.D., M.S.(1)(3)	68	Director
Robert Hershberg, M.D., Ph.D.(3)	61	Director
Michael Lee	45	Director
Karin Jooss, Ph.D.(2)	59	Director
Dr. Shefali Agarwal(3)	50	Director
Yuan Xu, Ph.D.(2)	56	Director

(1)	Member of the Audit Committee of the Board of Directors (the “Audit Committee”).
(2)	Member of the Compensation Committee of the Board of Directors (the “Compensation Committee”).
(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”).

Nominees for Director

Class II:

The Board of Directors recommends that you vote FOR the following nominees.

The persons listed below are nominated for election to Class II of the Board of Directors to serve a three-year term ending at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified.

William H. Rastetter, Ph.D. has served as a director on our Board of Directors since November 2011 and as Chairman of our Board of Directors since December 2011. From February 2012 to October 2012, he also served as our interim Chief Executive Officer. He is a Co-Founder of Receptos, Inc., a biopharmaceutical company that is a wholly-owned subsidiary of Celgene, where he served as a director and Chairman of the board of directors from 2009 to 2015, and was Acting Chief Executive Officer from May 2009 to November 2010. Dr. Rastetter also served as the Chairman of Illumina, Inc. (“Illumina”) from 2005 to 2016, as a director of Illumina from 1998 to 2016. He was a founding director, interim Chief Executive Officer, and Chairman of Grail, Inc. which was acquired by Illumina in 2021. Dr. Rastetter currently serves as the Chairman of Neurocrine Biosciences, Inc. (Nasdaq: NBIX), as a director of Regulus Therapeutics, Inc. (Nasdaq: RGLS), and as Chairman of Daré Bioscience, Inc. (Nasdaq: DARE), previously known as Cerulean Pharma, Inc. He also serves on the board of directors of Iambic, Inc., a privately held company, and as an advisor to Illumina Ventures, a genomics focused venture firm. Dr. Rastetter served as a Partner at the venture capital firm Venrock from 2006 to February 2013. Prior to that, Dr. Rastetter was Executive Chairman of Biogen Idec, from the merger of the two companies (Biogen and Idec Pharmaceuticals) in 2003 through the end of 2005. He joined Idec Pharmaceuticals at its founding in 1986 and served as Chairman and Chief Executive Officer. At Idec Pharmaceuticals he was a co-inventor of rituximab, the first monoclonal antibody approved by the FDA for cancer therapy. Prior to Idec Pharmaceuticals, he was director of Corporate Ventures at Genentech, Inc. (“Genentech”) and also served in a scientific capacity at Genentech. Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology and Harvard University and was an Alfred P. Sloan Fellow. Dr. Rastetter holds a Ph.D. and M.A. in chemistry from Harvard University and an S.B. in chemistry from the Massachusetts Institute of Technology.

The Board of Directors believes Dr. Rastetter is qualified to serve on our Board of Directors due to his extensive experience in the biotechnology industry, his broad leadership experience with Idec Pharmaceuticals and on several boards of biotechnology companies, and his experience with financial matters.

Michael Lee has served as a director since July 2018. Mr. Lee has served as Co-Founder and Portfolio Manager at Redmile Group, LLC (“Redmile”) since 2007. Prior to Redmile, Mr. Lee worked as a biotechnology investor at Steeple Capital, and as an analyst at Welch Capital Partners and Prudential Equity Group. Mr. Lee currently serves on the board of directors of IGM Biosciences, Inc. (Nasdaq: IGMS) and Shattuck Labs, Inc. (Nasdaq: STTK) Mr. Lee holds a B.S. in Molecular and Cellular Biology from the University of Arizona.

The Board of Directors has determined that Mr. Lee’s extensive business and leadership experience in the biotechnology industry qualifies him to serve as a member of our Board of Directors.

Yuan Xu, Ph.D. has served as a director since August 2021. She has served as an independent director on the board of directors of Akero Therapeutics, Inc. (Nasdaq: AKRO) since April 2021, and as an independent director on the board of directors of Xilio Therapeutics, Inc. (Nasdaq: XLO), a biotechnology company, since January 2022. Previously, she served as a board member and Chief Executive Officer for Legend Biotech Co. from March 2018 to August 2020, playing a leading role in its initial public offering. Dr. Xu’s prior career as a senior executive includes Senior Vice President leading Merck’s Biologics & Vaccines subdivision from August 2015 to August 2017, as well as leading biopharmaceutical development and manufacturing groups for Gilead, Novartis and GlaxoSmithKline. In her early career, Dr. Xu held various scientific, regulatory and operations roles at Amgen, Chiron and Genentech. Dr. Xu received a B.S. in biochemistry from Nanjing University and a Ph.D. in biochemistry from the University of Maryland, and she completed her postdoctoral training in virology and gene therapy at the University of California, San Diego.

The Board of Directors believes Dr. Xu is qualified to serve on our Board of Directors due to her long-standing track record of executive and scientific leadership in biopharmaceutical research, development, manufacturing, commercialization and life-cycle management.

Class II Director Not Standing for Election at the Annual Meeting

Robert Hershberg, M.D., Ph.D. has served as a director since May 2020. Dr. Hershberg has served as the Chief Executive Officer, President and Chair of the board of directors of HilleVax, Inc. (“HilleVax”) since January 2021 and is currently a Venture Partner at Frazier Healthcare Partners since March 2020. He also served as the Executive Vice President and Head of Business Development and Global Alliances at Celgene Corporation (“Celgene”), a global biopharmaceutical company (acquired by Bristol-Myers Squibb in 2019) from April 2017 to March 2020. He was employed in positions of ascending responsibility at Celgene since joining the company in 2014 including his role as Chief Scientific Officer. Prior to Celgene, Dr. Hershberg served several roles at VentiRx Pharmaceuticals, a clinical-stage biopharmaceutical company which he co-founded in 2006, and was Chief Executive Officer from September 2012 until the company’s acquisition by Celgene in February 2017. Dr. Hershberg currently serves on the board of directors of Adaptive Biotechnologies Corp. (Nasdaq: ADPT), Recursion Pharmaceuticals, Inc. (Nasdaq: RXRX), and HilleVax (Nasdaq: HLVX) (where he serves as chief executive officer). He is also an independent board member of Cajal Neuroscience, a privately held company. He holds a Ph.D. in biology from the University of California, San Diego’s Affiliated Ph.D. program with the Salk Institute and an M.D. and Bachelor’s degree from the University of California, Los Angeles.

The Board of Directors believes that Dr. Hershberg is qualified to serve on our Board of Directors due to his broad leadership experience on various boards and his leadership experience in the biotechnology industry.

Class I: Currently Serving Until the 2026 Annual Meeting

Robert S. Epstein, M.D., M.S. has served as a director since March 2014. Dr. Epstein is an epidemiologist and strategic consultant to life sciences companies and serves as chairman of the board of directors of Veracyte, Inc. (Nasdaq: VCYT), a molecular diagnostic company, and a member of the board of directors of Illumina, Inc. (Nasdaq: ILMN), a life sciences company. From August 2010 to April 2012, Dr. Epstein served as President of the Medco-UBC Division and Chief Research and Development Officer of Medco Health Solutions, Inc. (“Medco”), a managed healthcare company. In this role, Dr. Epstein was responsible for all of Medco’s clinical research initiatives, including the Medco Research Consortium and United BioSource Corporation. Dr. Epstein served as Senior Vice President and Chief Medical Officer from 1997 to August 2010 at Medco and was appointed President of the Medco Research Institute in 2009. Before joining the private sector, Dr. Epstein was trained as an epidemiologist and held various positions in public health and academia. He is a past elected President of the International Society of Pharmacoeconomics and Outcomes Research and has served on the board of directors for the Drug Information Association. In 2008, Dr. Epstein was nominated and elected to the Federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee, and the AHRQ CERT (Centers for Education and Research on Therapeutics) Committee. Dr. Epstein holds a B.S. and an M.D. from the University of Michigan and an M.S. from the University of Maryland.

The Board of Directors has determined that Dr. Epstein’s extensive operating, commercial, and senior management experience in the biotechnology industry, as well as his expertise in health economics, qualifies him to serve as a member of our Board of Directors.

John D. Mendlein, Ph.D., J.D. has served as our Vice Chairman of the Board of Directors since November 2011 and a director since April 2008, and previously served as the founding Chairman of our Board of Directors and as our Chief Science Officer. Dr. Mendlein has served as an Executive Partner of Flagship Pioneering, an innovation firm, since February 2019, and he serves on the board of directors of Omega Therapeutics, Inc. (Nasdaq: OMGA), a clinical-stage biotechnology company. Previously, Dr. Mendlein served as President,

Corporate and Product Strategy, of Moderna, Inc. (formerly known as Moderna Therapeutics, Inc.) (“Moderna”), a clinical stage biopharmaceutical company, from January 2018 to February 2019. Dr. Mendlein also served as Chief Executive Officer of aTyr Pharma, Inc. from September 2011 to November 2017, and served as Executive Chairman of its board of directors from July 2010 to December 2015. He also held board positions with Axcella Health, Inc., an amino acid biologics company, The BIO (Biotechnology Industry Organization) emerging companies board, Editas Medicine, Inc., a genome editing company, and Moderna. Dr. Mendlein previously served from 2005 to 2008 as the Chief Executive Officer of Adnexus Therapeutics, Inc., a biopharmaceutical company, which was purchased by Bristol-Myers Squibb (“BMY”) in 2008. Dr. Mendlein also served on the board of directors of Monogram Biosciences, Inc., an HIV and oncology diagnostic company that was acquired by Laboratory Corporation of America Holdings in 2009. Before that, he served as Chairman and Chief Executive Officer of Affinium Pharmaceuticals Ltd. (acquired by Debiopharm Group) from 2000 to 2005, and board member, General Counsel and Chief Knowledge Officer at Aurora Bioscience Corporation (acquired by Vertex Pharmaceuticals, Inc.) from August 1996 to September 2001. Dr. Mendlein holds a Ph.D. in physiology and biophysics from the University of California, Los Angeles, a J.D. from the University of California College of the Law, San Francisco and a B.S. in biology from the University of Miami.

The Board of Directors has determined that Dr. Mendlein’s extensive business and leadership experience in the biotechnology industry qualifies him to serve as a member of our Board of Directors.

Karin Jooss, Ph.D. has served as a director since March 2019. She has served as Executive Vice President of Research and Chief Scientific Officer of Gritstone Bio, Inc. (“Gritstone”) (formerly Gritstone Oncology, Inc.) (Nasdaq: GRTS), a clinical-stage biotechnology company developing cancer and infectious disease immunotherapies, since April 2016, and as Executive Vice President and Head of R&D since March 2021. Prior to Gritstone, from May 2009 to April 2016, Dr. Jooss served as head of cancer immuno-therapeutics in the vaccine immuno-therapeutics department at Pfizer, Inc. (“Pfizer”), a public pharmaceutical company, where she was also a member of the vaccine immuno-therapeutics leadership team and served as head of the immuno-pharmacology team. Prior to joining Pfizer, Dr. Jooss served as Vice President of research at Cell Genesys, Inc. (“Cell Genesys”), from June 2005 to April 2009, and as Senior Director of Research at Cell Genesys from July 2001 to June 2005. She is on the editorial board of Molecular Therapy and the Journal of Gene Medicine and is a member of the Immunology and Educational Committee of the American Society of Gene & Cell Therapy and the Industry Task Force of the Society for Immunotherapy of Cancer. Dr. Jooss received her diploma in theoretical medicine and a Ph.D. in molecular biology and immunology from the University of Marburg in Germany, and performed postgraduate work in gene therapy and immunology at the University of Pennsylvania.

The Board of Directors believes Dr. Jooss is qualified to serve on our Board of Directors due to her extensive experience in the biotechnology industry.

Class III: Currently Serving Until the 2025 Annual Meeting

Timothy P. Coughlin has served as a director since August 2013. Mr. Coughlin is the former Chief Financial Officer of Neurocrine Biosciences, Inc. (“Neurocrine”), a biopharmaceutical company that has received FDA approval for INGREZZA® (valbenazine) and ORILISSA® (elagolix), both of which were discovered and developed during his tenure at Neurocrine from 2002 to 2018. Mr. Coughlin is Chairman of the board of directors of aTyr Pharma, Inc. (Nasdaq: LIFE) and also serves on the board of Travere Therapeutics, Inc. (Nasdaq: TVTX), and also served on the board of directors of Peloton Therapeutics, Inc. prior to its sale to Merck in 2019. Prior to joining Neurocrine, he was with Catholic Health Initiatives, a nationwide integrated healthcare delivery system, where he served as Vice President of Financial Services. Mr. Coughlin also served as a Senior Manager in the Health Sciences practice of Ernst & Young LLP and its predecessors from 1989 to 1999. Mr. Coughlin holds a master’s degree in international business from San Diego State University and a bachelor’s degree in accounting from Temple University. Mr. Coughlin is a certified public accountant in both California and Pennsylvania.

The Board of Directors believes Mr. Coughlin is qualified to serve on our Board of Directors due to his extensive background in financial and accounting matters for public companies and his leadership experience in the biotechnology industry, including his tenure at Neurocrine.

J. Scott Wolchko has served as our President and Chief Executive Officer since December 2015, as a director since October 2015, and as our Chief Operating Officer since February 2013. Mr. Wolchko also served as our Chief Financial Officer from the commencement of our operations in September 2007 until August 2020. Mr. Wolchko began his career in 1994 as an investment banker with Morgan Stanley & Co., serving in the firm’s New York City and Menlo Park, California offices. As a member of the firm’s Investment Banking Health Care Group, he assisted emerging growth companies in the life sciences sector complete capital-raising and M&A transactions. Prior to joining us, from July 2001 to September 2007, Mr. Wolchko served as the Chief Financial Officer of Bocada, Inc., an enterprise software company that specializes in data protection management. Mr. Wolchko holds an M.S. in biochemical engineering from the University of Virginia, and a B.S. in biomedical engineering from the University of Vermont.

The Board of Directors believes Mr. Wolchko’s extensive leadership, executive, managerial, business and healthcare industry experience qualifies him to serve as a member of our Board of Directors. In addition, Mr. Wolchko’s day-to-day management and intimate knowledge of our business and operations provide our Board of Directors with an in-depth understanding of the Company.

Dr. Shefali Agarwal has served as a director since July 2019. Dr. Agarwal currently serves as the President and Chief Executive Officer and Chair of the board of directors of Valerio Therapeutics S.A. (formerly Onxeo S.A.) (“Valerio”), a clinical stage biotechnology company developing drugs targeting DNA Damage Response, where she has served as Chair of the board of directors since June 2021. Dr. Agarwal currently serves as chairperson of the compensation committee of the board of directors of Gritstone Bio, Inc. (“Gritstone”) (formerly Gritstone Oncology, Inc.) (Nasdaq: GRTS), a clinical-stage biotechnology company developing cancer and infectious disease immunotherapies, where she has served on the board of directors since June 2021. Prior to her appointment as President and Chief Executive Officer of Valerio in April 2022, Dr. Agarwal was the Executive Vice President, Chief Medical and Development Officer of Epizyme, Inc. (“Epizyme”), a clinical-stage company developing novel epigenetic therapies for cancer and other serious diseases, where she led the global clinical development and regulatory strategy for tazemetostat for the treatment of cancer from July 2018 to April 2022, and continues to serve as a senior medical advisor and interim Chief Medical and Development Officer. Prior to joining Epizyme in July 2018, Dr. Agarwal served as Chief Medical Officer at SQZ Biotech Inc. between July 2017 and May 2018, where she built and led the clinical development organization, which included clinical research operations and regulatory functions. Dr. Agarwal has also held senior leadership positions at Curis, Inc. from July 2016 to July 2017, where she oversaw the Phase 2 study of its dual HDAC/PI3K inhibitor in diffuse large B-cell lymphoma, and at Tesaro, Inc. from July 2013 to February 2017, where she served as the clinical lead for the New Drug Application and the European Medicines Agency regulatory submissions and supported the commercial launch of ZEJULA® (niraparib) in ovarian cancer. She has also held positions at Covidien plc (acquired by Medtronic, Inc.), AVEO Oncology and Pfizer, and led clinical research in the Department of Anesthesiology and Critical Care Medicine at Johns Hopkins University. Dr. Agarwal received her master’s degree in public health from Johns Hopkins University, her M.S. in business from the University of Baltimore, and her medical degree (M.B.B.S.) from Karnataka University.

The Board of Directors believes Dr. Agarwal is qualified to serve on our Board of Directors due to her extensive experience in the biotechnology industry.

Required Vote

The three (3) nominees for Class II director receiving the highest number of affirmative votes properly cast shall each be elected as a director to serve until the 2027 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Withheld votes and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

CORPORATE GOVERNANCE

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations and intellectual property. Management is responsible for the management of risks we face, on an on-going, day-to-day basis, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, as well as information regarding on-going risk management activities, particularly with respect to risk interrelationships.

Board of Directors and Committees of the Board

During 2023, the Board of Directors held a total of five meetings. During the year ended December 31, 2023, each of the directors then in office attended at least 75% of the aggregate of the number of Board of Directors meetings and the number of meetings held by all committees of the Board of Directors on which such director served.

Our Board of Directors has determined that all of our directors, except for Mr. Wolchko, are independent, as determined in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our code of business conduct and ethics are available, free of charge, on our website at http://ir.fatetherapeutics.com/corporate-profile.

Our Board of Directors also has a standing Science & Technology Committee, which is an advisory committee.

Audit Committee

Mr. Coughlin and Drs. Rastetter and Epstein currently serve on the Audit Committee, which is chaired by Mr. Coughlin. Our Board of Directors has designated Mr. Coughlin as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing the overall audit plan (both internal, if applicable, and external) with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	reviewing and discussing with management and the Board items of enterprise risk beyond financial risk and management of financial statements;

•	preparing or overseeing the Audit Committee report required by SEC rules to be included in our proxy statement for our annual meeting of stockholders;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•	reviewing quarterly earnings releases; and

•	reviewing, assessing and considering, in consultation with management and the Board of Directors, as appropriate, our overall risk management policies and procedures.

During 2023, the Audit Committee held four meetings.

Compensation Committee

Drs. Jooss and Xu and Mr. Coughlin currently serve on the Compensation Committee, which is chaired by Dr. Jooss. Dr. Jooss was appointed as Chairperson of the Compensation Committee and Dr. Xu was appointed as a member of the Compensation Committee in February 2023. Dr. Mendlein previously served as a member and Chairperson of the Compensation Committee from May 2018 to February 2023. The Compensation Committee’s responsibilities include:

•

reviewing and approving, or upon the request of the Board of Directors, reviewing and recommending for approval by the Board of Directors, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”);

•

evaluating the performance of our CEO in light of such corporate goals and objectives and determining and approving, or at the request of the Board of Directors, recommending to the Board of Directors based on such evaluation, the compensation of our CEO;

•

reviewing and approving the compensation, including with respect to any cash compensation (including severance), incentive compensation plans, equity-based plans, perquisites and other benefits, of our other executive officers and at the discretion of the Compensation Committee, other members of senior management;

•	designing and developing the Company’s overall compensation structure, policies and programs applicable to directors, executives and employees;

•

reviewing management’s aggregate decisions regarding the compensation of our employees, other than executive officers, provided, that the foregoing does not limit or restrict the authority of the Compensation Committee to review and approve compensation for all such employees;

•	overseeing and administering our incentive compensation and equity-based plans for employees and approving all forms of award agreement and/or sub-plans adopted thereunder;

•	evaluating and assessing potential and current compensation advisers in accordance with the independence standards identified in the applicable Nasdaq and SEC rules;

•	retaining and approving the compensation of any compensation advisers;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•

reviewing our overall employee compensation structure, policies and programs, plans, and short and long-term strategies with respect to any cash, incentives and other compensation plans, and with respect to healthcare-related and other benefit programs; and

•

administering and, if determined to be necessary, amending our 401(k) plan, and any other material non-equity-based compensation plan; provided that the Compensation Committee may delegate routine administration of such plans to an administrative committee consisting of one or more of our officers or other employees.

During 2023, the Compensation Committee held nine meetings.

Nominating and Corporate Governance Committee

Drs. Epstein, Agarwal, and Hershberg currently serve on the Nominating and Corporate Governance Committee, which is chaired by Dr. Epstein. Dr. Xu previously served as a member of the Nominating and Corporate Governance Committee from February 2022 to February 2023. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors.

During 2023, the Nominating and Corporate Governance Committee held two meetings.

Science & Technology Committee (Advisory)

Our Board of Directors formed a Science & Technology Committee in September 2019. Drs. Agarwal, Jooss, Hershberg, Mendlein, and Xu and Mr. Lee currently serve on the Science & Technology Committee, which is chaired by Dr. Agarwal. The Science & Technology Committee’s responsibilities include assisting the Board of Directors’ oversight of our research and development activities and advising the Board of Directors with respect to strategic and clinical considerations.

Board Leadership

The positions of our Chairman of the Board of Directors and CEO are presently separated at Fate. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the CEO must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board of Directors, particularly as our Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.

While our Bylaws and corporate governance guidelines do not require that our Chairman of the Board of Directors and CEO positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board of Directors is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separate Chairman of the Board of Directors and CEO positions are augmented by the independence of nine of our ten directors, and our three entirely independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the CEO or other executives present. The independent directors met three times in 2023 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Board Diversity

Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective board. Presently, three of our directors self-identify as female and three directors self-identify as having a demographic background from an underrepresented community.

As required by rules of the Nasdaq Stock Market that were approved by the Securities and Exchange Commission in August 2021, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.

To see our Board Diversity Matrix as of April 1, 2023, please refer to our definitive proxy statement filed with the SEC on April 21, 2023.

Board Diversity Matrix (As of April 1, 2024)

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7	0	0

Part II: Demographic Background

Asian	2	1	0	0

White	1	6	0	0

Did Not Disclose Demographic Background	0

Director Nominations

The director qualifications developed to date focus on what our Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria annually and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends has the highest personal and professional integrity, demonstrates exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board of Directors is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•

at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee considers the following factors when recommending that our Board of Directors select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in the markets in which the Company operates;

•	whether the nominee, if elected, assists in achieving a mix of board members that represents a diversity of background and experience; and

•

achieving diversity within the Board of Directors and adhering to the philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law, which would include considering a nominee’s diverse background, skills and experience, including appropriate financial, scientific, medical and other expertise relevant to our business.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-employee directors, our CEO, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by our Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. This process is designed to provide that the Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial, scientific, medical and other expertise relevant to the business of the Company. Additionally, the Nominating and Corporate Governance Committee considers whether nominees assist in achieving a mix of board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, and is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which board nominees are chosen. The Nominating and Corporate Governance Committee assesses its own performance on a periodic basis, and in doing so, gives consideration to its implementation of, and the results achieved through, this process.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2024 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2024 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•

disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•

any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to, based on any increase or decrease in the value of any shares of the Company;

•

a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•

a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded.

The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board of Directors, or any individual board member, for any inappropriate correspondence and correspondence more suitably directed to management. Such items may not be forwarded to the Board of Directors or individual board member but will be made available to any non-management director upon request. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.fatetherapeutics.com) and selecting the “Investors” tab.

Environmental, Social and Governance (ESG) Matters

We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our employees, patients, investors, and the communities in which we live and work. We are dedicated to the principles of environmental stewardship, social responsibility, good corporate governance and investment in human capital. You can learn about how we incorporate these values and practices into our operations on our website at https://fatetherapeutics.com/about-us/corporate-responsibility/.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. Eight of our directors attended the 2023 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has at any time during the past fiscal year been, an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve, or in the past fiscal year, have served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy in Effect Through April 3, 2023

Our Board of Directors has a non-employee director compensation policy that is designed to provide a total compensation package which enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. Under this policy, all non-employee directors are paid cash compensation for service on the Board of Directors and committees of the Board of Directors as set forth below, prorated based on days of service during a calendar year.

Board of Directors	Annual Retainer
All non-employee members	$40,000
Additional retainer for Chairperson of the Board of Directors	$35,000

Additional Annual Retainer
Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$7,500
Compensation Committee:
Chairperson	$12,000
Non-Chairperson members	$6,000
Nominating and Corporate Governance Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000
Science & Technology Committee:
Chairperson	$12,000
Non-Chairperson members	$6,000

In addition, under the policy as in effect through April 3, 2023, each new non-employee director initially appointed or elected to our Board of Directors was eligible to receive (i) an option grant to purchase an amount of shares of our common stock with a value of $400,000, subject to vesting in equal monthly installments during the three years following the grant date, and (ii) a grant of restricted stock units (“RSUs”) with a value of $400,000, subject to vesting in three (3) equal annual installments during the three years following the grant date, in each case subject to the director’s continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director was eligible to receive (i) an annual option grant to purchase an amount of shares of our common stock with a value of $200,000, subject to vesting in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders, and (ii) a grant of RSUs with a value of $200,000, subject to vesting in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders, subject to the director’s continued service on our Board of Directors. All of the foregoing options were to be granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant.

We have agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board of Directors and committee meetings.

Amended and Restated Non-Employee Director Compensation Policy in Effect Starting April 4, 2023

At the recommendation of our Compensation Committee, the Board of Directors adopted the Amended and Restated Non-Employee Director Compensation Policy (the “Amended Policy”) on April 4, 2023. Under the Amended Policy, non-employee directors will receive the same cash compensation as described above, but in lieu of the equity awards described above, each new non-employee director initially appointed or elected to our Board of Directors will receive an option grant to purchase 80,000 shares of our common stock, subject to vesting in equal monthly installments during the three years following the grant date, subject to the director’s continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase 40,000 shares of our common stock, subject to vesting in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders, subject to the director’s continued service on our Board of Directors. All of the foregoing options will be granted with an exercise price per share equal to the fair market value of a share of our common stock on the date of grant. In the event of a Sale Event (as defined in the 2022 Plan), each outstanding equity retainer award granted pursuant to the Amended Policy will become 100% vested and exercisable.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director of Company in a calendar year period cannot exceed $1,500,000 in the first calendar year such individual becomes a non-employee director and $1,000,000 in any other calendar year.

Director Compensation Table—2023

The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2023. Mr. Wolchko did not receive compensation for service on the Board of Directors, and the compensation paid to Mr. Wolchko as a named executive officer of the Company is set forth under the heading “2023 Executive Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Timothy P. Coughlin(2)	61,000	170,750	—	231,750
Robert S. Epstein, M.D., M.S.(3)	57,500	170,750	—	228,250
Michael Lee (4)	46,000	170,750	—	216,750
John D. Mendlein, Ph.D., J.D.(5)	47,578	170,750	—	218,328
Robert Hershberg, M.D. Ph.D.(6)	51,000	170,750	—	221,750
William H. Rastetter, Ph.D. (Chairman)(7)	82,500	170,750	—	253,250
Karin Jooss, Ph.D.(8)	57,071	170,750	—	227,821
Shefali Agarwal(9)	57,000	170,750	—	227,750
Yuan Xu, Ph.D.(10)	57,848	170,750	—	228,598

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2023, computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (the “FASB ASC Topic 718”). Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed in February 2024. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	Mr. Coughlin held stock options to purchase an aggregate of 174,227 shares of common stock as of December 31, 2023.

(3)	Dr. Epstein held stock options to purchase an aggregate of 194,227 shares of common stock as of December 31, 2023.
(4)

Mr. Lee held stock options to purchase an aggregate of 112,227 shares of common stock as of December 31, 2023. Mr. Lee is Co-Founder and Portfolio Manager at Redmile Group, LLC and pursuant to the internal policies of Redmile Group, LLC, Mr. Lee holds these stock options as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of the stock options to Redmile Group, LLC.

(5)	Dr. Mendlein held stock options to purchase an aggregate of 174,227 shares of common stock as of December 31, 2023.
(6)	Dr. Hershberg held stock options to purchase an aggregate of 96,227 shares of common stock as of December 31, 2023.
(7)	Dr. Rastetter held stock options to purchase an aggregate of 174,227 shares of common stock as of December 31, 2023.
(8)	Dr. Jooss held stock options to purchase an aggregate of 112,227 shares of common stock as of December 31, 2023.
(9)	Dr. Agarwal held stock options to purchase an aggregate of 96,227 shares of common stock as of December 31, 2023.
(10)	Dr. Xu held stock options to purchase an aggregate of 59,394 shares of common stock and 1,582 RSUs as of December 31, 2023.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board of Directors or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board of Directors, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Ernst & Young LLP as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Ernst & Young LLP.

The following table shows information about fees billed to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2023 and 2022:

Fees billed by Ernst & Young LLP	2023	2022
Audit Fees(1)	$558,775	$789,866
Audit Related Fees	—	—
Tax Fees	$112,261	$34,891
All Other Fees	—	—
Total	$671,036	$824,757

(1)

Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young LLP during fiscal year 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit-related fees, tax fees and other fees during the fiscal year 2023 were approved by the Audit Committee.

Required Vote

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast for and against the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers, or a Say-on-Pay Vote, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. In addition, we are required under the Exchange Act to solicit our stockholders, at least once every six years, to vote, on a non-binding advisory basis, on the frequency of such Say-on-Pay Vote, or a “say-on-frequency” vote. At our 2019 Annual Meeting of Stockholders, our stockholders approved one year as the frequency for holding non-binding advisory votes to approve the compensation of our named executive officers. As part of that commitment and consistent with the results of the advisory say-on-frequency vote of our stockholders that was held at the 2019 Annual Meeting, our Board of Directors is providing the stockholders with an opportunity to partake, on an advisory basis, in a Say-on-Pay Vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. Our next non-binding, advisory say-on-frequency vote will be held before or during 2025.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Stockholders are urged to read the section titled “Executive Compensation ” in this Proxy Statement in particular, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers, in conjunction with the section titled “Compensation of Our Executive Officers,” which provides additional information on the 2023 compensation of our named executive officers. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussions that accompany the compensation tables.

Required Vote

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE AN OFFICER EXCULPATION PROVISION

Our Board of Directors believes that eliminating personal monetary liability for officers under certain circumstances is essential to attract, retain and motivate people with the necessary talent and experience to join the Company and to achieve our short- and long-term business objectives. In February 2024, our Board of Directors approved an amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to provide for the exculpation of liability for certain officers of the Company (“Charter Amendment”). We are requesting that our stockholders approve the Charter Amendment. If our stockholders approve the Charter Amendment, it will amend the current version of the Charter. In the event that our stockholders do not approve this Proposal 4, the Charter Amendment will not become effective, and the Charter will continue in its current form.

Background

In August 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”).

Specifically, the amended Section 102(b)(7) of the DGCL allows us to add a provision to our certificate of incorporation that no officer of the Company shall be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as an officer, except for liability (i) for any breach of the officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) arising from any claim brought by or in the right of the Company.

Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)

As amended, Section 102(b)(7) of the DGCL provides important conditions and limitations on a corporation’s exculpation of its officers for monetary damages from breaches of fiduciary duty.

•	Exculpation is only available for breaches of the fiduciary duty of care.

•

Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain).

•	Exculpation is not available for intentional misconduct or knowing violations of the law.

•	The protections of Section 102(b)(7) are limited to monetary damages only, so that claims against officers for equitable relief are available.

•	Exculpation is not available in connection with derivative claims on behalf of the corporation by a stockholder.

Purpose for the Inclusion of an Officer Exculpation Provision

Our Board of Directors believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Generally, claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation. Further, the Board of Directors anticipates that similar exculpation provisions are likely to continue to be adopted by the Company’s peers and others with whom the Company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers. A Delaware corporation seeking to extend the benefits of the amended Section 102(b)(7) of the DGCL to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Our Board of Directors believes the proposed Charter Amendment would better position us to recruit top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors. Accordingly, the Board of Directors has determined it advisable and in the best interests of the Company and its stockholders to seek stockholders’ approval for the Charter Amendment.

Effect of the Proposal if Approved

The following description of certain features of the Charter Amendment is qualified by the full text of the amendment, which is adding a new Article XI in the Charter and attached to this Proxy Statement as Annex A.

The Charter Amendment would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by stockholders, subject to the limitations described above. As is already the case with directors under the Charter, the Charter Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

If this proposal to amend the Charter is approved by our stockholders at the annual meeting, it will become effective upon the filing of the Charter Amendment, and the resulting Charter Amendment will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. In accordance with the DGCL, however, the Board of Directors may abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval. If our stockholders do not approve the Charter Amendment, the Charter will remain unchanged, our officers will not be entitled to exculpation under the DGCL, and the Charter Amendment will not be filed with the Delaware Secretary of State.

Required Vote

The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the matter. Abstentions and broker non-votes will have the same effect on the outcome of this proposal as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCLUDE AN OFFICER EXCULPATION PROVISION, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5

APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2022 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER

Our Board of Directors believes that stock-based incentive awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors, and consultants of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. In addition, our Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. In April 2024, our Board of Directors approved an amendment and restatement of our 2022 Plan, subject to stockholder approval, to, among other things, increase the number of shares of common stock authorized for issuance under the 2022 Plan by 8,000,000 shares. Based on the number of shares of common stock currently authorized and reserved for issuance under the 2022 Plan, this would represent an increase from 9,500,000 shares to 17,500,000 shares. We are requesting that our stockholders approve an amendment and restatement of our 2022 Plan to, among other things, increase the number of shares of common stock reserved for issuance under the 2022 Plan by 8,000,000 shares (the 2022 Plan, as amended and restated, the “2022 Amended Plan”). If our stockholders approve the 2022 Amended Plan, it will amend and restate the current version of the 2022 Plan and will otherwise continue in effect through its current term (June 2032), unless terminated earlier by our Board of Directors. In the event that our stockholders do not approve this Proposal 5, the 2022 Amended Plan will not become effective, and the 2022 Plan will continue in its current form through its current term, without the 8,000,000 additional shares becoming available for issuance under the plan.

We believe that our equity compensation program is integral to our ability to attract, retain and motivate key personnel, non-employee directors and consultants given the competition for highly skilled and experienced individuals among biotechnology and pharmaceutical companies. Additionally, we believe increases in our employees’ equity ownership positions are currently needed to provide greater retentive value and incentivize our key personnel, including certain members of our executive leadership team. Based on an analysis conducted by Aon, our compensation consultant, of our peer group’s equity ownership position for employees and our projected hiring requirements, we believe that the current number of shares available for issuance under the 2022 Plan is insufficient to meet our need to provide adequate retentive value to our existing employees and to hire new employees. Therefore, our Board of Directors believes that this amendment and restatement of our 2022 Plan, which authorizes the issuance of additional shares available for grant under the 2022 Plan, is necessary in order to attract and retain the high caliber talent required to accomplish our business objectives and align the interests of our employees with those of our stockholders.

Broad-Based Equity Compensation Program

Since our inception, we have compensated all eligible employees using a mix of cash and equity. Our broad-based equity program has allowed us to conserve our cash resources while motivating our employees to act in the company’s and our stockholders’ interests. The broad-based nature of our equity compensation program is an important element of our overall employee compensation program and reflects our philosophy that it is important for all of our employees to approach their jobs with a long-term perspective. The 2022 Amended Plan, if approved, will continue to provide opportunities for ownership of shares of our common stock through stock option grants, restricted stock unit grants and other stock-based awards to employees that in each case vest over time or on the basis of the achievement of performance objectives. Our equity compensation program rewards both past and future performance. The number of shares each employee is awarded on an annual basis is based on the employee’s performance rating for the prior year, with higher performance levels rewarded with more shares.

We are asking our stockholders to approve the 2022 Amended Plan so that we will have a sufficient reserve of common stock to continue incentivizing, attracting, and retaining talent in a highly competitive market and industry, and to align the interests of our employees with those of our stockholders. If our stockholders do not approve the 2022 Amended Plan, then 8,000,000 additional shares requested will not become available for issuance under the 2022 Plan. The 2022 Plan will otherwise remain in effect in accordance with its terms, and based on historical and current grant practices, we anticipate that we could deplete our share reserve prior to 2025, putting us at a severe competitive disadvantage by severely restricting our ability to offer equity incentives to motivate, attract, and retain our employees. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the 2022 Plan is reasonable, appropriate, and in the best interests of our stockholders.

As of April 1, 2024, there were stock options to acquire 13,308,902 shares of common stock outstanding under our equity compensation plans (5,132,492 under our Amended and Restated 2013 Stock Option and Incentive Plan, as amended from time to time (the “2013 Plan”), 7,658,172 under our 2022 Plan and 518,238 under our Amended and Restated Inducement Equity Plan (the “Inducement Plan”)), with a weighted average exercise price of $11.83 ($19.24, $6.92 and $10.93 for stock options granted under our 2013 Plan, 2022 Plan and the Inducement Plan, respectively) and a weighted average remaining term of 7.6 years (4.9, 9.3 and 8.9 years for stock options granted under our 2013 Plan, 2022 Plan and the Inducement Plan, respectively). In addition, as of April 1, 2024, there were 2,456,139 unvested full value awards with time-based vesting (637,736, 1,769,403 and 49,000 under our 2013 Plan, 2022 Plan and the Inducement Plan, respectively) and 1,002,453 unvested full value awards with performance vesting (1,002,453 under our 2013 Plan and none under our 2022 Plan nor the Inducement Plan, respectively) outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of April 1, 2024. As of April 1, 2024, there were 4,213,389 shares of common stock available for future grant under our 2022 Plan (which does not reflect the additional 8,000,000 shares reserved under the 2022 Amended Plan, as set forth in this proposal) and 610,750 shares of common stock available for future grant under our Inducement Plan.

Summary of Material Changes

The 2022 Amended Plan provides for the following:

•

Increase Share Reserve. Increase the number of shares reserved for issuance under the 2022 Plan by 8,000,000 shares, which we anticipate will be sufficient to enable us to grant equity awards under the 2022 Amended Plan for approximately the next one to two years.

Summary of Material Features of the 2022 Amended Plan

The material features of the 2022 Amended Plan are:

•

The maximum number of shares of common stock to be issued under the 2022 Amended Plan is 17,500,000 (8,000,000 additional shares with 9,500,000 shares of common stock currently reserved under the 2022 Plan). The 2022 Amended Plan does not contain an automatic evergreen replenishment provision;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

•

Shares from the 2022 Amended Plan and the 2013 Plan that are forfeited, cancelled, or otherwise terminated (other than by exercise) will be added back to the reserved pool under the 2022 Amended Plan. The following shares will not be added back to the reserved pool (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding; (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof; (iii) shares subject to awards that are surrendered or cancelled under any program under which outstanding awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (A) awards with a lower exercise price, (B) a different type of award, (C) cash or (D) a combination of (A), (B) and/or (C); and (iv) shares we reacquire on the open market;

•	Stock options and stock appreciation rights will not be repriced in any manner without prior stockholder approval;

•

The value of all awards awarded under the 2022 Amended Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $1,000,000; provided, however, that such amount shall be $1,500,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board;

•	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

•

No single trigger acceleration of vesting upon a sale event of the Company unless awards are not assumed, continued or substituted for by the successor entity. Upon a sale event of the Company, if outstanding awards are not assumed, continued or substituted, then awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable upon the sale event and awards with performance-based conditions or restrictions will be deemed achieved in full with respect to target performance and will become vested and exercisable or non-forfeitable upon the sale event;

•	Any material amendment to the 2022 Amended Plan is subject to approval by our stockholders; and

•

The term of the 2022 Amended Plan will expire on June 9, 2032 and no incentive stock options may be granted under the 2022 Amended Plan after April 14, 2032. We are not asking our stockholders to extend the term of the 2022 Plan.

Based solely on the closing price of our common stock as reported by the Nasdaq Global Market on April 1, 2024 and the maximum number of shares that would have been available for awards as of such date under the 2022 Amended Plan, after taking into account the share increase submitted for stockholder approval in this Proposal 5, the maximum aggregate market value of the common stock that could potentially be issued under the 2022 Amended Plan is $123,900,000.

Rationale for Approving the 2022 Amended Plan

Equity incentive awards are an important component of our executive and non-executive employees’ compensation. The Compensation Committee and our Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success, especially given our industry and geographic location, and that the 2022 Amended Plan is critical to our ongoing effort to build stockholder value. Our ability to issue equity compensation is a key component of our compensation strategy and represents a significant element of the compensation granted to all of our employees. Equity compensation will continue to be an important element of our compensation program as the Company increases in size and number of employees. If the 2022 Amended Plan is not approved by stockholders, our ability to attract, motivate and retain highly qualified talent through the issuance of additional equity awards would be materially curtailed and we would be forced to use more of our cash resources for compensation purposes. If our stockholders approve the 2022 Amended Plan, then we expect that we will be able to grant equity awards under the 2022 Amended Plan for approximately the next one to two years, depending on a variety of factors, including the future price of our common stock, our hiring activity during the next few years, and the rate of forfeitures of outstanding awards. Without stockholder approval of the 2022 Amended Plan, we would not be able to offer a competitive equity compensation program to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success, especially in an industry that relies on equity compensation as a key component of overall employee compensation. Hence, the 2022 Amended Plan is critical to our ongoing effort to build stockholder value.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn rate

The following table sets forth information regarding historical awards granted and earned for the fiscal year 2021 through 2023 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share element	2023	2022	2021
Stock Options Granted	5,875,000	848,457	409,582
Full-Value Awards Granted	1,161,540	3,211,208	3,337,716
Weighted average common shares outstanding during the fiscal year	98,411,162	96,826,058	94,747,311
Annual Burn Rate	7.15%	4.19%	3.96%
Three-Year Average Burn Rate(1)	5.10%

(1)	As illustrated in the table above, our three-year average burn rate for the fiscal year 2021 through 2023 period was 5.10%.

Our Compensation Committee determined the size of the reserved pool under the 2022 Amended Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will provide us with enough shares for equity awards for the next one to two years, with such timing dependent on a variety of factors, including the future price of our common stock, our hiring activity during the next few years and the rate of forfeitures of outstanding awards. These factors may require us to reevaluate our current equity grant practices which could then cause the reserved pool under the 2022 Amended Plan to be depleted at a more rapid pace. The Compensation Committee believes that a request covering up the next one to two years is reasonable and allows the Board of Directors to better tie our long-term compensation strategy to our long-term business growth strategy.

Summary of the 2022 Amended Plan

The following description of certain features of the 2022 Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2022 Amended Plan, which is attached hereto as Annex B.

Administration. The 2022 Amended Plan will be administered by either the Board of Directors or the Compensation Committee (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to modify or accelerate any award, and to determine the specific terms and conditions of each award, subject to the provisions of the 2022 Amended Plan. The Administrator may delegate to a committee consisting of one or more officers of the Company, including our Chief Executive Officer, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act are not members of the delegated committee, subject to certain limitations and guidelines.

Eligibility; 2022 Amended Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants of the Company and its affiliates are eligible to participate in the 2022 Amended Plan, subject to the discretion of the Administrator. As of April 1, 2024, approximately 193 individuals would have been eligible to participate in the 2022 Amended Plan had it been effective on such date, which includes four executive officers, 177 employees who are not executive officers, nine non-employee directors and three consultants. There are certain limits on the number of awards that may be granted under the 2022 Amended Plan. For example, no more than 17,500,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The 2022 Amended Plan provides that the value of all awards awarded under the 2022 Amended Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000; provided, however, that such amount shall be $1,500,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board of Directors.

Stock Options. The 2022 Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2022 Amended Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the last reported sale price of the shares of common stock on the Nasdaq Global Market (or such other market on which our common stock is then principally listed). The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2022 Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting shall not be paid unless and until such vesting conditions are attained).

Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the 2022 Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Administrator may grant cash bonuses under the 2022 Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. In the event of a “sale event,” as defined in the 2022 Amended Plan, awards under the 2022 Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, the 2022 Amended Plan and all outstanding awards thereunder will terminate. In such case of termination, except as otherwise provided in the applicable award agreement, upon the effective time of the sale event, all awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable, and all awards with conditions and restrictions relating to the attainment of performance goals will be deemed vested and non-forfeitable in connection with a sale event and the target level of performance for each performance goal for the entire performance period will be deemed achieved. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Company shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Changes in Stock. The 2022 Amended Plan requires the Administrator to make appropriate and proportionate adjustments to the number of shares of common stock that are subject to the 2022 Amended Plan, to certain limits in the 2022 Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2022 Amended Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Administrator may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due. The Company has no duty or obligation to advise any participant as to the time or manner of exercising an award or to minimize the potential tax consequences of an award.

Amendments and Termination. Our Board of Directors may at any time amend or discontinue the 2022 Amended Plan and the Board of Directors and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights, effect repricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash or other awards or effect cash buyouts of underwater stock options or stock appreciation rights. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2022 Amended Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The 2022 Plan was initially approved by our Board of Directors on April 14, 2022 and by our stockholders on June 9, 2022. Awards of incentive options may be granted under the 2022 Plan until the tenth anniversary of April 14, 2022. The 2022 Amended Plan was approved by our Board of Directors on April 1, 2024. No other awards may be granted under the 2022 Amended Plan after June 9, 2032.

New Plan Benefits

Because the grant of awards under the 2022 Amended Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2022 Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2022 Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2023: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)

J. Scott Wolchko, Chief Executive Officer	$6.77	500,000	—	—
Edward J. Dulac III	$6.77	425,000	—	—
Bahram Valamehr, Ph.D.	$6.77	450,000	—	—
Cindy R. Tahl, J.D.	$6.77	425,000	—	—
All current executive officers, as a group	$6.77	1,800,000	—	—
All current directors who are not executive officers, as a group	$5.52	360,000	—	—
All employees who are not executive officers, as a group	$6.30	3,715,000	$7,757,376	1,161,540

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 9 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2022 Amended Plan. It does not describe all federal tax consequences under the 2022 Amended Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.

Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.

Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.

Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date. The capital gains/loss holding period for such shares will also commence on such date.

Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.

Cash-Based Awards. The recipient will generally be taxed at ordinary income rates on the amount equal to the cash received.

Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2022 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding shares reserved for future issuance under the Company’s equity compensation plans as of December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders (2)	12,427,690	$13.84	8,633,496
Equity compensation plans not approved by security holders (3)	488,238	$11.19	689,750

Total	12,915,928	$13.71	9,323,246

(1)

Reflects the weighted-average exercise price of 9,850,841 shares subject to stock options outstanding as of December 31, 2023 under the 2013 Plan and 2022 Plan. RSUs do not have exercise prices and, therefore, the weighted average exercise price did not take these awards into account.

(2)	Includes the 2013 Plan and 2022 Plan. No further awards will be granted under the 2013 Plan.
(3)

Represents 488,238 shares subject to outstanding options granted to the CFO and non-NEOs as of December 31, 2023 pursuant to the Inducement Plan and 689,750 shares remaining available for future issuance pursuant to the Inducement Plan. For more information regarding the Inducement Plan, see Note 9 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

Required Vote

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

Should stockholder approval not be obtained, the 2022 Amended Plan will not be implemented, and the 2022 Plan will continue in effect pursuant to its current terms and 8,000,000 additional shares of common stock shall not be available for issuance under the 2022 Plan. Without 8,000,000 additional shares of common stock available for issuance, the shares reserved under the 2022 Plan will be depleted by 2025 and the Company will not achieve its intended objectives of attracting and retaining employees.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2022 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2022 PLAN BY 8,000,000 SHARES.

PROPOSAL 6

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES TO APPROVE ANY OF THE ABOVE PROPOSALS

We request our stockholders to consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of one or more of the prior proposals if there are not sufficient votes at the time of the Annual Meeting to adopt such proposal or to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Required Vote

The approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares represented thereat is required for this proposal. Approval of this proposal is not a condition to the completion of any of the above proposals. Abstentions and broker non-votes will have no effect with respect to this proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of April 1, 2024, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).

Name	Age	Position
J. Scott Wolchko	53	President, Chief Executive Officer and Director
Edward J. Dulac III	49	Chief Financial Officer
Bahram Valamehr, Ph.D.	47	Chief Research and Development Officer
Cindy R. Tahl, J.D.	51	General Counsel and Corporate Secretary

The biographies of our executive officers, other than Mr. Wolchko, whose biography is set forth above, appear below.

Edward J. Dulac III, has served as our Chief Financial Officer since August 2020 with accountability for accounting, financial planning & analysis, investor relations, procurement, treasury, information technology & security, and supply chain. Prior to joining Fate, Mr. Dulac held roles of increasing responsibility across business development, strategy and marketing at Celgene, a global biopharmaceutical company based in Summit, New Jersey. From May 2017 to February 2020, Mr. Dulac led licensing and acquisitions as Vice President of Business Development & Strategy, and from April 2016 to May 2017 he served as Head of Portfolio Analytics & Strategy at Celgene. Mr. Dulac held additional positions at Celgene including Senior Director of Business Development, and Director of Global Marketing from 2012 to 2016. From 2007 to 2012, Mr. Dulac was a biopharmaceutical analyst at Lehman Brothers Holdings Inc. and Barclays Capital Inc., prior to which he worked in corporate finance at Pfizer Inc. Mr. Dulac began his career as a retail pharmacist after earning his B.S. in Pharmacy from the University of Pittsburgh. He also holds an M.B.A. from the Kelley School of Business at Indiana University.

Bahram Valamehr, Ph.D., has served as our Chief Research and Development Officer since March 2021 and oversees all of our research and development activities. From January 2010 to March 2021, Dr. Valamehr served in roles of increasing responsibility with the Company, most recently from August 2018 to March 2021 as our Chief Development Officer, where he oversaw our early development activities including “off-the-shelf” cell therapy product candidates derived from our induced pluripotent stem cell platform. Prior to that, Dr. Valamehr played key scientific roles at Amgen, the Center for Cell Control (a “NIH Nanomedicine Development Center”), and the Broad Stem Cell Research Center developing novel methods to control pluripotency, to modulate stem cell fate including hematopoiesis and to better understand cellular signaling pathways associated with cancer. Dr. Valamehr received his Ph.D. in molecular and medical pharmacology from the University of California, Los Angeles, his M.B.A. from Pepperdine University, and his B.S. in biochemistry from the University of California, Los Angeles.

Cindy R. Tahl, J.D., has served as our General Counsel and Corporate Secretary since October 2015. Ms. Tahl previously served as our Vice President, IP and Senior Corporate Counsel from December 2013 to October 2015. From 2009 to 2013, Ms. Tahl served as our Senior Director, Intellectual Property and Corporate Counsel. From 2007 to 2009, Ms. Tahl was a technology transactions attorney at the law firm of Wilson Sonsini Goodrich and Rosati, P.C., and from 2004 to 2007 practiced intellectual property law in the New York office of Kenyon & Kenyon, LLP. Ms. Tahl received her J.D. from Boston College Law School and her B.S. in biology from the University of California, San Diego.

EXECUTIVE COMPENSATION

Our Named Executive Officers (collectively, our “NEOs”) for 2023 are as follows:

Name	Position
J. Scott Wolchko	President, Chief Executive Officer, and Director
Edward J. Dulac III	Chief Financial Officer
Bahram Valamehr, Ph.D.	Chief Research and Development Officer
Cindy R. Tahl, J.D.	General Counsel and Corporate Secretary

2023 Executive Summary Compensation Table

The following table provides information regarding the total compensation, for services rendered in all capacities, that was paid or earned by our NEOs during the fiscal years ending December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
J. Scott Wolchko	2023	645,000	—	2,602,350	270,900	4,500	3,522,750
President, Chief Executive Officer and Director	2022	645,000	—	7,500,000	—	—	8,145,000
Edward J. Dulac III	2023	475,000	—	2,211,998	133,000	4,500	2,824,498
Chief Financial Officer	2022	455,000	1,327,751	1,375,000	—	—	3,157,751
Bahram Valamehr, Ph.D.	2023	500,000	—	2,342,115	140,000	4,500	2,986,615
Chief Research and Development Officer	2022	455,000	1,327,751	1,375,000	—	—	3,157,751
Cindy R. Tahl, J.D.	2023	475,000	—	2,211,998	133,000	4,500	2,824,498
General Counsel and Corporate Secretary	2022	455,000	1,327,751	1,375,000	—	—	3,157,751

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of RSUs granted during 2023 and 2022, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed in February 2024. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual economic value that may be realized by NEOs upon the vesting or settlement of the RSUs.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of option awards granted during 2023 and 2022, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed in February 2024. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual economic value that may be realized by the NEOs upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)

The amounts in this column represent the annual incentive compensation paid for performance during 2023 and 2022 pursuant to the Bonus Plan (as defined below). The amounts of these awards were determined based upon the achievement of performance metrics related to the Company’s 2023 and 2022 corporate objectives, as applicable.

(4)	The amounts in this column reflect employer matching contributions received by each NEO under the Company’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Our Compensation Committee determines the overall compensation structure for our CEO and other NEOs and executives. Each year, the Compensation Committee reviews the Company’s compensation policies and programs to ensure that these policies and programs enhance shareholder value, align pay and performance, and attract and retain top executive talent. As part of this process, the Compensation Committee reviews our compensation practices and policies to help maintain appropriate base salary, annual bonus and equity compensation plans for our executives and determines the target total direct compensation opportunities for our NEOs. The Compensation Committee does not use a single method or measure in developing its recommendations, nor does it establish specific targets for the total direct compensation opportunities for our NEOs; however, the Compensation Committee generally begins its deliberations on cash and equity compensation levels with reference to various percentile levels for cash and equity compensation as reflected in competitive market data. Pursuant to our 2022 Plan, the Compensation Committee has delegated to our CEO the authority to approve grants of stock options or RSUs to new hires, subject to certain limitations for each level of employment and an annual aggregate maximum amount of awards that can be granted pursuant to such delegated authority.

The CEO makes recommendations to the Compensation Committee on the base salary and target incentive plans for the other NEOs. Such recommendations consider internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, Company performance, total targeted and historical compensation, and personal performance and contributions. The Compensation Committee weighs the CEO’s guidance as a part of a greater assessment of the Company’s strategic goals and corporate performance when setting executive officer pay. With respect to our CEO’s compensation, the same considerations are made; however, this process is formalized in the Compensation Committee’s charter, specifying that the CEO cannot be present during voting or deliberations concerning this individual’s compensation.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Aon’s Human Capital Solutions practice a division of Aon plc (“Aon”), formerly known as Radford, as an independent outside compensation consultant to perform compensation advisory services during 2023 and to assist with evaluating executive compensation. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align executive interests with those of shareholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals. Our Compensation Committee will continue to retain a consultant to provide similar information and analyses in future years for consideration in determining annual cash, equity and other compensation for our employees, executive officers and directors.

The Compensation Committee annually assesses whether the work of Aon as a compensation consultant has raised any conflict of interest and evaluates Aon’s independence and performance under the applicable listing standards of Nasdaq, taking into consideration the following factors: (i) the provision of other services, if any, to the Company by Aon; (ii) the amount of fees the Company paid to Aon; (iii) Aon’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Aon or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Aon or the individual compensation advisors employed by the firm. In 2023, Aon did not provide any other services to the Company other than the consulting services to the Compensation Committee with respect to compensation matters and a subscription to the Radford compensation database. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Aon and the individual compensation advisors employed by Aon as compensation consultants to the Company have not created any conflict of interest.

Base Salaries

The 2023 annual base salaries for Messrs. Wolchko and Dulac, Dr. Valamehr and Ms. Tahl were $645,000, $475,000, $500,000 and $475,000, respectively. Our Compensation Committee reviews the base salaries of our executive officers, including our NEOs, from time to time and makes adjustments (or, in the case of our CEO, may recommend adjustments for approval by the Board of Directors) as it determines to be reasonable and necessary to reflect the scope of the executive officer’s performance, contributions, responsibilities, experience, tenure, prior salary level, position (in the case of a promotion) and market conditions, including base salary amounts relative to similarly situated executive officers at peer group companies.

Bonuses

The Board of Directors adopted the Company’s Amended and Restated Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executives, including our NEOs. The Bonus Plan provides for bonus payments based upon the attainment of certain performance metrics related to the Company’s corporate objectives. The target annual bonuses for Messrs. Wolchko and Dulac, Dr. Valamehr and Ms. Tahl were 60%, 40%, 40% and 40%, respectively, of the applicable NEO’s annual base salary. For the fiscal year ended December 31, 2023, the compensation committee determined a 70% achievement level of its corporate performance metrics for purposes of the NEO bonuses.

Equity Compensation

During the fiscal year ended December 31, 2023, we granted stock option awards to each of our NEOs, as described in more detail in the “Outstanding Equity Awards at Fiscal 2023 Year-End” table.

Perquisites or Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2023, none of our NEOs received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

401(k) Plan and Other Benefits

We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We match a portion of eligible contributions made by employees pursuant to the plan. The Company makes discretionary contributions to the 401(k) plan equal to 100 percent of each employee’s pretax contributions up to 20 percent of the IRS’ limits. We also pay, on behalf of our employees, a portion of the premiums for health, life and disability insurance.

Employment, Severance and Change in Control Arrangements with our Named Executive Officers

Employment Agreements with our NEOs

We have entered into a written employment offer letter agreement with each of our NEOs. These agreements set forth the basic terms and conditions of employment, including initial base salary, initial equity awards, eligibility to participate in our standard employee benefits plans, and the at-will employment relationship. These agreements also require that each NEO execute our standard employee confidentiality and assignment agreement.

J. Scott Wolchko

We initially entered into an employment agreement with Mr. Wolchko, dated September 17, 2007, which was amended and restated in its entirety by a new employment agreement, dated January 14, 2018, effective January 1, 2018 (the “CEO Employment Agreement”). The CEO Employment Agreement sets forth Mr. Wolchko’s then-current annual base salary, an option grant and his eligibility to participate in our incentive bonus and benefit plans generally. Pursuant to the CEO Employment Agreement, Mr. Wolchko is eligible to receive an annual incentive compensation at a target percentage of 50% his annual base salary, as determined by the Board of Directors or the Compensation Committee from time to time. Mr. Wolchko’s employment is at-will. In the event that Mr. Wolchko’s employment is terminated by the Company without “Cause” (other than due to death or disability) or by Mr. Wolchko for “Good Reason” (as such terms are defined in the CEO Employment Agreement), in each case outside of the “Sale Event Period” (as defined below), subject to his execution of a nonrevocable separation agreement and release, Mr. Wolchko will be entitled to (i) a lump sum cash payment equal to the sum of (A) twelve (12) months of Mr. Wolchko’s then-current base salary and (B) his annual target incentive compensation for the year of termination, (ii) full acceleration of vesting of all outstanding equity awards containing performance-based vesting conditions, only if such performance-based vesting conditions have been satisfied as of the date of termination, (iii) for all outstanding equity awards containing time-based vesting conditions, twelve (12) months of accelerated vesting; and (iv) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after such termination.

Pursuant to the CEO Employment Agreement, in the event that Mr. Wolchko’s employment is terminated by the Company without Cause (other than due to death or disability) or by Mr. Wolchko for Good Reason, in each case within the period beginning three months prior to and ending eighteen (18) months following a “Sale Event” (as defined in the 2013 Plan) (the “Sale Event Period”), subject to his execution of a nonrevocable separation agreement and release, Mr. Wolchko is entitled to (i) a lump sum cash payment equal to the sum of (A) eighteen (18) months of Mr. Wolchko’s then-current base salary (or base salary in effect immediately prior to the Sale Event, if higher) and (B) one and a half (1.5) times his annual target incentive compensation for the year of termination; (ii) full acceleration of vesting of all outstanding equity awards; provided, however, that for any equity awards that include a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of Mr. Wolchko’s termination, provided further that, in determining whether achievement of a specified stock price has been satisfied, such price is satisfied to the extent that the consideration payable per share of common stock of the Company upon a Sale Event exceeds such stock price; and (iii) payment of the premiums for Mr. Wolchko’s and his family’s participation in the Company’s group health care plans, subject to Mr. Wolchko’s copayment amount, for up to eighteen (18) months after such termination.

The payments and benefits provided to Mr. Wolchko under the CEO Employment Agreements in connection with a change of control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Wolchko in connection with a change of control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.

Edward J. Dulac III

Mr. Dulac is a party to an at-will employment offer letter with us, dated May 20, 2020 (the “Dulac Offer Letter”). The Dulac Offer Letter sets forth Mr. Dulac’s initial annual base salary, initial option grant and his eligibility to participate in our incentive bonus and benefit plans generally. Pursuant to the Bonus Plan, Mr. Dulac is eligible to receive annual incentive compensation at a target percentage of 40% of his then-current annual base salary, as determined by the Board of Directors or the Compensation Committee. Mr. Dulac may be entitled to certain severance payments and other benefits under the SCCP described below.

Bahram Valamehr, Ph.D.

Dr. Valamehr is a party to an at-will employment offer letter with us, dated November 20, 2009 (the “Valamehr Offer Letter”). The Valamehr Offer Letter sets forth Dr. Valamehr’s initial annual base salary, initial option grant and his eligibility to participate in our incentive bonus and benefit plans generally. Pursuant to the Bonus Plan, Dr. Valamehr is eligible to receive annual incentive compensation at a target percentage of 40% of his then-current annual base salary, as determined by the Board of Directors or the Compensation Committee. Dr. Valamehr may be entitled to certain severance payments and other benefits under the SCCP described below.

Cindy R. Tahl, J.D.

Ms. Tahl is a party to an at-will employment offer letter with us, dated October 17, 2009 (the “Tahl Offer Letter”). The Tahl Offer Letter sets forth Ms. Tahl’s initial annual base salary, initial option grant, and her eligibility to participate in our incentive bonus and benefit plans generally. Pursuant to the Bonus Plan, Ms. Tahl is eligible to receive annual incentive compensation, for which the initial target annual incentive compensation will be 40% of her then-current annual base salary, as determined by the Board of Directors or the Compensation Committee. Ms. Tahl may be entitled to certain severance payments and other benefits under the SCCP described below.

Severance and Change in Control Policy

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. Accordingly, we believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executives. We further believe that when recruiting executive talent these arrangements are necessary to offer compensation packages that are competitive. The Compensation Committee does not consider the specific amounts payable under these post-employment compensation arrangements, however, when determining the annual compensation of our NEOs.

Effective on January 14, 2018, the Compensation Committee adopted the Severance Change in Control Policy (the “SCCP”), in which all of our NEOs, except our CEO, participate. It provides certain protections in the event of certain qualifying terminations of employment, including a qualifying termination of employment in connection with a change in control of the company. Our CEO has similar terms included in his employment agreement that were negotiated in conjunction with his appointment as CEO. These arrangements are designed to provide reasonable compensation to the executive officer if their employment is terminated under certain circumstances to facilitate their transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

We believe that these arrangements help maintain our executive officers continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the company. In this event, these arrangements keep our most senior executives focused on pursuing all corporate transaction activity in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Thus, these arrangements align the interests of our executives, including our NEOs, and our stockholders when considering our long-term future.

In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the SCCP and our CEO’s employment agreement, our Board of Directors has drawn a distinction between (i) voluntary terminations of employment without good reason or terminations of employment for cause and (ii) terminations of employment without cause or voluntary terminations of employment for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraph, as well as the likelihood that an executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either performance challenges or an affirmative decision by the executive to end his or her relationship without fault by the Company.

All payments and benefits in the event of a change in control of the Company are payable only if there is a subsequent loss of employment by an executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

To receive payments and benefits under the SCCP, or in the case of the CEO, under his employment agreement, an executive officer must execute and not subsequently revoke a severance agreement within 60 days following the date of the termination of employment, including a general release of claims acceptable to us.

Under the SCCP (in which all of our NEOs, except our CEO, participate), if a participant is terminated by the Company without “Cause” or resigns for “Good Reason” (each term as defined in the SCCP), in each case, following the first anniversary of the participant’s first day of employment with the Company and not in connection with a Sale Event (as defined in the SCCP), the participant will be entitled to the following benefits, subject to his or her execution of an irrevocable release: (i) for all outstanding equity awards containing time-based vesting conditions, nine (9) months of accelerated vesting; provided, however, that for any equity awards that include a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of the participant’s termination; (ii) a lump sum cash payment equal to nine (9) months of the participant’s then-current base salary; and (iii) payment of the employer portion of group health care benefits under COBRA for up to nine (9) months.

In addition, if a participant is terminated by the Company without Cause or resigns for Good Reason, in each case within the period beginning three (3) months prior to and ending twelve (12) months following a Sale Event, then, in lieu of the benefits described above, such participant will be entitled to the following benefits, subject to his or her execution of a an irrevocable release: (i) for all outstanding equity awards containing time-based vesting conditions, full acceleration of vesting; provided, however, that for any equity awards that include a performance-based vesting condition, no acceleration of vesting will be provided unless the applicable performance-based vesting condition has been satisfied as of the date of the participant’s termination; (ii) a lump sum cash payment equal to twelve (12) months of the participant’s then-current base salary; (iii) one (1) times the participant’s annual target incentive compensation for the year of termination; and (iv) payment of the employer portion of group health care benefits under COBRA for up to twelve (12) months.

The payments and benefits provided a participant under the SCCP may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to a participant would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced to the extent necessary so that no portion of such payments or benefits will be subject to such excise tax or loss of tax deduction for the Company.

Participants who are party to an agreement or an arrangement with the Company that provides greater benefits in the aggregate than set forth in the SCCP are not eligible to receive any payments or benefits under the SCCP.

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2023 held by our NEOs. The equity awards are subject to certain acceleration of vesting provisions as described in the “Employment, Severance and Change in Control Arrangements with our Named Executive Officers” section above. Unless otherwise described in a footnote below, the vesting of each equity award is subject to the applicable NEO’s continued employment/service relationship with the Company through each applicable vesting date.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (1)
J. Scott Wolchko
	1/4/2017	50,000	(2)	—		2.73	1/4/2027
	1/16/2018	348,000	(2)	—		6.55	1/15/2028
	7/18/2018	152,000	(2)	—		11.03	7/17/2028
	1/7/2019	500,000	(2)	—		16.55	1/6/2029
	1/8/2020	214,437	(3)	4,563	(3)	21.99	1/8/2030
	1/8/2020							16,500	(4)	61,710
	1/20/2021	11,982	(5)	4,459	(5)	109.01	1/20/2031
	1/20/2021							21,616	(6)	80,844
	11/19/2021										86,475	(7)	323,417
	1/25/2022	138,667	(8)	150,736	(8)	39.87	1/24/2032
	2/6/2023	152,774	(9)	347,226	(9)	6.77	2/5/2033
Edward J. Dulac III
	8/17/2020	101,571	(10)	26,667	(10)	35.52	8/17/2030
	8/17/2020							10,000	(11)	37,400
	1/20/2021	4,992	(5)	1,859	(5)	109.01	1/20/2031
	1/20/2021							9,007	(6)	33,686
	11/19/2021										59,540	(7)	222,680
	1/25/2022	25,415	(8)	27,643	(8)	39.87	1/24/2032
	1/25/2022							24,977	(12)	93,414
	2/6/2023	129,855	(9)	295,145	(9)	6.77	2/5/2033
Bahram Valamehr, Ph.D.
	1/9/2014	8,500	(2)	—		6.62	1/9/2024
	1/5/2015	8,704	(2)	—		4.84	1/5/2025
	1/4/2017	13,156	(2)	—		2.73	1/3/2027
	1/16/2018	214,800	(2)	—		6.55	1/15/2028
	7/18/2018	150,000	(2)	—		11.03	7/17/2028
	1/7/2019	135,000	(2)	—		16.55	1/6/2029
	1/8/2020	88,125	(3)	1,875	(3)	21.99	1/8/2030
	1/8/2020							6,250	(4)	23,375
	1/20/2021	4,992	(5)	1,859	(5)	109.01	1/20/2031
	1/20/2021							9,007	(6)	33,686
	11/19/2021										60,958	(7)	227,983
	1/25/2022	25,415	(8)	27,643	(8)	39.87	1/24/2032
	1/25/2022							24,977	(12)	93,414
	2/6/2023	137,499	(9)	312,501	(9)	6.77	2/5/2033

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (1)
Cindy R. Tahl, J.D.
	1/9/2014	35,000	(2)	—		6.62	1/9/2024
	1/5/2015	8,195	(2)	—		4.84	1/5/2025
	10/15/2015	22,315	(2)	—		4.89	10/15/2025
	1/4/2017	25,000	(2)	—		2.73	1/3/2027
	1/16/2018	54,210	(2)	—		6.55	1/15/2028
	1/7/2019	135,000	(2)	—		16.55	1/7/2029
	1/8/2020	88,125	(3)	1,875	(3)	21.99	1/8/2030
	1/8/2020							6,250	(4)	23,375
	1/20/2021	4,992	(5)	1,859	(5)	109.01	1/20/2031
	1/20/2021							9,007	(6)	33,686
	11/19/2021										60,958	(7)	227,983
	1/25/2022	25,415	(8)	27,643	(8)	39.87	1/24/2032
	1/25/2022							24,977	(12)	93,414
	2/6/2023	129,855	(9)	295,145	(9)	6.77	2/5/2033

(1)

This amount reflects the closing market price of a share of our common stock of $3.74 as of December 29, 2023, the last trading day in 2023, multiplied by the amount shown in the column “Stock Awards-Number of Shares, Units or Other Rights that have not Vested” or “Stock Awards—Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Stock Rights that have not Vested”, as applicable.

(2)	All shares subject to such option are fully vested as of December 31, 2023. The options were issued pursuant to the 2013 Plan.
(3)	The shares underlying the options vest in equal monthly installments over four years beginning on February 1, 2020 through January 1, 2024. The options were issued pursuant to the 2013 Plan.
(4)	The RSUs will vest in equal installments on each of January 8, 2021, January 8, 2022, January 8, 2023, and January 8, 2024 . The RSUs were issued pursuant to the 2013 Plan.
(5)	The shares underlying the options vest in equal monthly installments over four years beginning on February 1, 2021 through January 1, 2025. The options were issued pursuant to the 2013 Plan.
(6)	The RSUs will vest in equal installments on each of January 8, 2022, January 8, 2023, January 8, 2024, and January 8, 2025. The RSUs were issued pursuant to the 2013 Plan.
(7)

The performance-based RSUs (“PRSUs”) will vest in three approximately equal installments conditioned upon the achievement of up to three specified late-stage clinical and regulatory milestones of the Company upon achievement of certain clinical performance milestones on or before December 31, 2026. The PRSUs were issued pursuant to the 2013 Plan.

(8)	The shares underlying the options vest in equal monthly installments over four years beginning on February 1, 2022 through January 1, 2026. The options were issued pursuant to the 2013 Plan.
(9)	The shares underlying the options vest in equal monthly installments over three years beginning on February 1, 2023 through January 1, 2026. The options were issued pursuant to the 2022 Plan.
(10)	The shares underlying the option vest 25% on August 17, 2021, and thereafter on a monthly basis for 36 additional months. The options were issued pursuant to the Inducement Equity Plan.
(11)	The RSUs will vest in equal installments on August 17, 2021, August 17, 2022, August 17, 2023, and August 17, 2024. The RSUs were issued pursuant to the Inducement Equity Plan.
(12)	The RSUs will vest in equal installments on January 8, 2023, January 8, 2024, January 8, 2025, and January 8, 2026. The RSUs were issued pursuant to the 2013 Plan.

Pay versus Performance

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Value of Initial Fixed $100 Investment Based On:	Net Income(6) (in thousands) ($)
					Total Shareholder Return(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2023	3,522,750	(360,474)	2,878,537	617,776	4.11	(160,928)
2022	8,145,000	(12,366,963)	3,179,591	(3,125,934)	11.10	(281,721)
2021	11,728,617	(11,644,474)	6,839,065	(2,075,456)	64.35	(212,151)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for J. Scott Wolchko for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “2023 Executive Summary Compensation Table”.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Wolchko, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Wolchko during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Wolchko’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2023	3,522,750	(2,602,350)	(1,280,874)	(360,474)
2022	8,145,000	(7,500,000)	(13,011,963)	(12,366,963)
2021	11,728,617	(10,752,617)	(12,620,474)	(11,644,474)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments
2023	1,048,478	(1,798,128)	489,062	(1,020,286)	—	—	(1,280,874)
2022	1,457,114	(9,384,451)	1,093,557	(6,178,183)	—	—	(13,011,963)
2021	3,066,436	(14,190,573)	200,247	(1,696,584)	—	—	(12,620,474)

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Wolchko) in the “Total” column of the

Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Wolchko) included for purposes of calculating the average amounts in each applicable year are as follows:

Year	Non-PEO NEOs
2023	Edward Dulac, Bahram Valamehr, Cindy Tahl
2022	Edward Dulac, Bahram Valamehr, Cindy Tahl, Yu-Waye Chu, Mark Plavsic
2021	Edward Dulac, Bahram Valamehr, Cindy Tahl, Yu-Waye Chu, Mark Plavsic

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Wolchko), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Wolchko) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Wolchko) for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to Non- PEO NEOs ($)
2023	2,878,537	(2,255,370)	(5,391)	617,776
2022	3,179,591	(2,702,751)	(3,602,774)	(3,125,934)
2021	6,839,065	(6,266,227)	(2,648,294)	(2,075,456)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments
2023	908,685	(1,043,584)	423,854	(294,346)	—	—	(5,391)
2022	603,183	(2,864,205)	200,428	(1,542,179)	—	—	(3,602,774)
2021	1,628,810	(3,208,590)	66,515	(1,135,029)	—	—	(2,648,294)

(5)	The calculation of Cumulative TSR assumes that $100 was invested in our common stock as of the market close on December 31, 2020.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship
Between PEO
and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the three most recently completed fiscal years.

Hedging and Pledging Prohibitions
Our Insider Trading Policy prohibits our executive officers, the non-employee
members of our Board of Directors and certain designated employees and consultants who in the course of the performance of their duties have access to material, nonpublic information regarding the Company from engaging in the following transactions:

•	selling any of our securities that they do not own at the time of the sale (a “short sale”);

•
buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities at any time without the prior approval of the Audit Committee of our Board of Directors (the “Audit Committee”);

•	using our securities as collateral in a margin account; and

•	pledging our securities as collateral for a loan (or modifying an existing pledge) unless the pledge has been approved by the Audit Committee.
As of the date of this Proxy Statement, none of our NEOs had previously sought or obtained approval from the Audit Committee to engage in any hedging or pledging transaction involving our securities.

Compensation Recovery Policy
In accordance with the requirements of the SEC and Nasdaq listing rules, our board of directors adopted a compensation recovery policy on November 2, 2023, effective as of October 2, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Compensation of Executive Officers” and the transactions described below, since the beginning of the fiscal year ended December 31, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts as of the end of the fiscal year in which the transaction was entered into) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Private Placement

On March 19, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with a fund affiliated with Redmile Group, LLC (collectively, “Redmile”), pursuant to which Redmile purchased pre-funded warrants to purchase up to 3,636,364 shares of our common stock (the “Pre-Funded Warrants”) at an aggregate purchase price of approximately $20.0 million for a purchase price per Pre-Funded Warrant of $5.499. The exercise price of each Pre-Funded Warrant is $0.001. Pursuant to the Purchase Agreement, we have agreed to file a resale registration statement with the SEC as soon as practicable, and in all events by April 19, 2024, to register the resale of the shares of our common stock issuable upon the exercise of the Pre-Funded Warrants. Redmile is a beneficial owner of more than 5% of our outstanding common stock and is affiliated with Michael Lee, a member of our board of directors.

Indemnification Agreements

We have entered into indemnification agreements with or have contractual obligations to provide indemnification to each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Equity Incentive Awards

For information regarding stock option awards and other equity incentive awards granted to our NEOs and directors, see “Election of Directors-Director Compensation” and “Compensation of Executive Officers.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of March 31, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 31, 2024 and upon the vesting and settlement of RSU awards within 60 days after March 31, 2024, but excludes unvested stock options and unvested RSUs. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2024, as well as common stock issuable upon the vesting and settlement of RSU awards held by that person within 60 days of March 31, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Shares beneficially owned include restricted shares of common stock acquired upon any early exercise of stock options granted under our 2007 Plan.

Percentage ownership calculations for beneficial ownership for each person or entity are based on 113,798,942 shares of our common stock outstanding as of March 31, 2024 and, except as set forth in footnote (2) below, do not take into account 13,805,540 shares of common stock issuable upon conversion of all 2,761,108 shares of our Class A Convertible Preferred Stock outstanding on such date.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned as of March 31, 2024	Number of Class A Convertible Preferred Stock Convertible, Restricted Stock Units Vesting or Stock Options Exercisable Within 60 Days of March 31, 2024	Total	Percentage of Common Stock
5% or Greater Stockholders:
Entities affiliated with Redmile Group, LLC(2)	13,169,057	4,575,232	17,744,289	14.99%
Blackrock, Inc.(3)	11,212,816	—	11,212,816	9.85%
ARK Investment Management LLC(4)	10,312,167	—	10,312,167	9.06%
Vanguard Group Inc.(5)	9,293,363	—	9,293,363	8.17%
Boxer Capital, LLC(6)	6,171,000	—	6,171,000	5.42%
All 5% Stockholders as a group	50,158,403	4,575,232	54,733,635	46.24%
Named Executive Officers and Directors:
J. Scott Wolchko(7)	273,965	1,729,280	2,003,245	1.73%
William H. Rastetter, Ph.D.(8)	617,424	134,227	751,651	*
John D. Mendlein, Ph.D., J.D.(9)	311,231	134,227	445,458	*
Timothy P. Coughlin(10)	66,282	134,227	145,558	*
Michael Lee(11)	11,331	72,227	83,558	*
Robert S. Epstein. M.D., M.S.(12)	11,331	134,227	145,558	*
Robert Hershberg, M.D. Ph.D.(13)	10,659	56,227	66,886	*
Karin Jooss, Ph.D.(14)	9,848	72,227	82,075	*
Shefali Agarwal(15)	10,490	56,227	66,717	*
Edward J. Dulac III(16)	10,784	390,985	401,769	*
Bahram Valamehr, Ph.D.(17)	75,956	898,305	974,261	*
Cindy R. Tahl, J.D.(18)	60,248	607,467	667,715	*
Yuan Xu, Ph.D.(19)	7,720	18,767	26,487	*
All executive officers and directors as a group (13 persons)(20)	1,477,269	4,438,620	5,915,889	5.00%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Fate Therapeutics, Inc., 12278 Scripps Summit Drive, San Diego, CA 92121.
(2)

Based on Schedule 13D/A filed on March 25, 2024, Redmile Group, LLC’s (“Redmile”) beneficial ownership includes 13,169,057 shares of common stock and 4,366,480 shares of common stock issuable upon conversion of 873,296 outstanding shares of Class A Convertible Preferred Stock (for which the terms of the Class A Convertible Preferred Stock provide that the holder is limited in the number of shares it may convert into such that it will not own in excess of 14.99% of the then outstanding shares of common stock) owned by certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. for which Redmile serves as the general partner and/or investment manager. If Redmile elects pursuant to the Certificate of Designations of the Class A Convertible Preferred Stock to increase the percentage of shares of common stock that it, together with its affiliates, may beneficially own to cover the maximum number of shares of common stock issuable upon conversion of all outstanding shares of Class A Convertible Preferred Stock held by Redmile, then Redmile would beneficially own an aggregate of 27,046,824 shares of common stock, representing a beneficial ownership percentage of 21.2%. Redmile may also be deemed to beneficially own shares of common stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase 3,893,674 shares of common stock held by Redmile, subject to the terms of the Pre-Funded Warrants that provide that the holder is limited in the number of shares of common stock it may convert into such that it will not own in excess of 9.99% of the then outstanding shares of common stock, which percentage may be changed to 19.99% at a holder’s election upon at least 61 days’ notice to us. Because the percentage of shares of common stock held directly by Redmile as of March 31, 2024 exceeds 9.99% in the aggregate, the exercise of the Pre-Funded Warrants held by Redmile are limited in their entirety and Redmile therefore cannot be deemed to have beneficial ownership of any of the shares of common stock issuable upon exercise of the Pre-Funded Warrants. Redmile, as the general partner and/or investment manager to the limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may therefore be deemed to beneficially own the shares owned by such investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc., insofar as they may be deemed to have the power to direct the voting or disposition of those shares. Each of Redmile and Jeremy Green disclaims beneficial ownership as to the shares, except to the extent of his or its pecuniary interests therein. The mailing address of the beneficial owners is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.
(3)

Based on Schedule 13G/A filed on January 24, 2024. The shares of common stock are beneficially owned by one or more subsidiaries of Blackrock, Inc., which include BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Investment Management, LLC, and BlackRock (Netherlands) B.V.. The mailing address of the beneficial owners is 55 East 52nd Street, New York, NY 10055.

(4)

Based on Schedule 13G/A filed on February 9, 2022. The shares of common stock are beneficially owned by ARK Investment Management LLC. The mailing address of the beneficial owner is 3 East 28th Street, 7th Floor, New York, NY 10016.

(5)

Based on Schedule 13G/A filed on February 13, 2024. The shares of common stock are beneficially owned by The Vanguard Group. The mailing address of the beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Based on Schedule 13G filed on February 12, 2024. The shares of common stock are beneficially owned jointly by Boxer Capital, LLC (“Boxer Capital”), Boxer Asset Management Inc. (“Boxer Management”), Joe Lewis, MVA Investors, LLC (“MVA Investors”) and Aaron I. Davis (collectively, the “Reporting Persons”). Boxer Management is the managing member and majority owner of Boxer Capital. Joe Lewis is the sole indirect beneficial owner of and controls Boxer Management. MVA Investors is the independent, personal investment vehicle of certain employees of Boxer Capital. Aaron I. Davis is a member of and has voting and dispositive power over securities held by MVA Investors. The principal business address of Boxer Capital, MVA Investors and Aaron I. Davis is: 12860 El Camino Real, Suite 300, San Diego, CA 92130. The principal business address of Boxer Management and Joe Lewis is: Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(7)	Consists of (i) 273,965 shares of common stock, and (ii) 1,729,280 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(8)

Consists of (i) 11,331 shares of common stock, (ii) 459,272 shares of common stock held by The Investment 2002 Trust dated November 11, 2001 (the “Investment Trust”), (iii) 146,821 shares of common stock held by The Rastetter Family Trust, dated September 2, 2010 (the “Rastetter Family Trust”), and (iv) options to purchase 134,227 shares of common stock that are exercisable within 60 days of March 31, 2024 held by William Rastetter. Dr. Rastetter is the sole trustee of the Investment Trust and has sole dispositive power over the shares held by this entity. Dr. Rastetter and Marisa Gard Rastetter, as co-trustees of the Rastetter Family Trust, share dispositive power over the shares held by this entity.

(9)	Consists of (i) 311,231 shares of common stock, and (ii) 134,227 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(10)

Consists of (i) 9,892 shares of common stock, (ii) 56,390 shares of common stock owned of record by Timothy P. Coughlin & Holly Coughlin as co-trustees of Coughlin Family Trust u/a DTD 12/07/2006 who share dispositive power over the shares held by this entity, (iii) options to purchase 134,227 shares of common stock that are exercisable within 60 days of March 31, 2024 held by Mr. Coughlin.

(11)	Consists of (i) 11,331 shares of common stock, and (ii) 72,227 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(12)	Consists of (i) 11,331 shares of common stock, and (ii) 134,227 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(13)	Consists of (i) 10,659 shares of common stock, and (ii) 56,227 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(14)	Consists of (i) 9,848 shares of common stock, and (ii) 72,227 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(15)	Consists of (i) 10,490 shares of common stock, and (ii) 56,227 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(16)	Consists of (i) 10,784 shares of common stock and (ii) 390,985 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(17)	Consists of (i) 75,956 shares of common stock, and (ii) 898,305 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(18)	Consists of (i) 60,248 shares of common stock, and (ii) 607,467 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(19)	Consists of (i) 7,720 shares of common stock, and (ii) 18,767 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(20)	Includes the number of shares beneficially owned by the executive officers and directors listed in the above table.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the SEC and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fatetherapeutics.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2023 with the Company’s management and Ernst & Young LLP. In addition, the Audit Committee has discussed with Ernst & Young LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2023.

The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

AUDIT COMMITTEE

TIMOTHY P. COUGHLIN, CHAIRMAN

WILLIAM H. RASTETTER, PH.D.

ROBERT S. EPSTEIN, M.D., M.S.

HOUSEHOLDING OF PROXY MATERIALS

We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc. (“Broadridge”) by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at www.fatetherapeutics.com or you can request a copy free of charge by calling Investor Relations at (858) 875-1800 or sending an e-mail request to Investor Relations by accessing our website (www.fatetherapeutics.com), and then selecting “Contact Us.” Please include your contact information with the request.

By Order of the Board of Directors

Fate Therapeutics, Inc.

Sincerely,

/s/ J. Scott Wolchko

J. Scott Wolchko

President and Chief Executive Officer

San Diego, California

April 26, 2024

ANNEX A

SECOND CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

FATE THERAPEUTICS, INC.

Fate Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the existing Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on October 3, 2013, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 3, 2021 (collectively, the “Certificate of Incorporation”), and declaring said amendment to be advisable. This amendment amends the Certificate of Incorporation as follows:

The Certificate of Incorporation is hereby amended by adding the following Article XI immediately following the text of the current Article X of the Certificate of Incorporation:

“ARTICLE XI

To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate, as amended, to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article XI, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this ARTICLE XI by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

2. That the requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

***

A-1

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Second Certificate of Amendment to Amended and Restated Certificate of Incorporation as of [   ], 2024.

FATE THERAPEUTICS, INC.

By:
Name: J. Scott Wolchko
Title: President and Chief Executive Officer

A-2

ANNEX B

FATE THERAPEUTICS, INC.

AMENDED AND RESTATED 2022 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Fate Therapeutics, Inc. Amended and Restated 2022 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Fate Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby motivating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c) or 6(d), as applicable, to extend at any time the period in which Stock Options or Stock Appreciation Rights, as applicable, may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 17,500,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s Amended and Restated 2013 Stock Option and Incentive Plan, as amended from time to time, that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof and (iii) shares subject to Awards that are surrendered or cancelled under any program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (A) Awards with a lower exercise price, (B) a different type of Award, (C) cash or (D) a combination of (A), (B) and/or (C); provided, that (iii) does not include any (x) action described in Sections 3(b) or 3(c) nor (y) transfer or other disposition permitted under Section 12. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 17,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. During the terms of the Awards, the Company shall keep available at all times the number of shares of Stock required to satisfy such Awards.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals shall be deemed vested and nonforfeitable in connection with the Sale Event and the target level of performance for each performance goal for the entire performance period shall be deemed achieved. In the event of such termination of the Plan and such Awards, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director for services as a Non-Employee Director in any calendar year shall not exceed (i) $1,500,000 in the first calendar year an individual becomes a Non-Employee Director and (ii) $1,000,000 in any other calendar year. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.	STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market

Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Appreciation Right is otherwise compliant with Section 409A.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any dividends paid by the Company shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon vesting, settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

(c) Withholding Indemnification. As a condition to accepting an Award, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligations in connection with such Award is greater than the amount actually withheld by the Company and/or its Affiliates, the applicable grantee shall indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

(d) No Obligation to Notify or Minimize Taxes. The Company and its Affiliates shall have no duty or obligation to any grantee of an Award to advise such holder as to the time or manner of exercising such Award, as applicable. Furthermore, the Company and its Affiliates shall have no duty or obligation to warn or otherwise advise such holder of any pending termination or expiration of an Award or any possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

SECTION 14.	SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards or effect cash buyouts of underwater Stock Options or Stock Appreciation Rights. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback back policy as in effect from time to time.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: APRIL 14, 2022

DATE APPROVED BY STOCKHOLDERS: JUNE 9, 2022

DATE BOARD APPROVED AMENDED AND RESTATED PLAN: APRIL 1, 2024

DATE STOCKHOLDERS APPROVED AMENDED AND RESTATED PLAN: [   ], 2024

Fate Therapeutics P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Fate Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 9, 2024 Friday, June 7, 2024, 9:00 AM, Pacific Time Fate Therapeutics 12278 Scripps Summit Drive, San Diego, CA 92131 Internet: www.proxypush.com/FATE Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-536-7049 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Pacific Time, June 6, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Cindy R. Tahl and Edward J. Dulac III (the “Named Proxies”), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, to vote all the shares of capital stock of Fate Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Fate Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class II Directors FOR WITHHOLD FOR 1.01 William H. Rastetter, Ph.D. 1.02 Michael Lee 1.03 Yuan Xu, Ph.D. FOR FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. FOR 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement. FOR 4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to include an officer exculpation provision that limits the liability of certain of its officers as permitted under current Delaware law. FOR 5. To approve the amendment and restatement of the Company’s 2022 Stock Option and Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder. FOR 6. To approve the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve any of the above proposals. Note: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date